UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 23, 2014

AmerisourceBergen Corporation

__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1300 Morris Drive Chesterbrook, PA		19087
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 727-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 23, 2014, the AmerisourceBergen Corporation (the “Company”) issued a news release announcing that it completed the redemption of all outstanding aggregate principal amount of its 5 7/8% Senior Notes due 2015 (the “2015 Notes”). The make-whole expense resulting from the 2015 Notes redemption will be excluded from the Company’s reported adjusted earnings per share from continuing operations for fiscal 2014, and therefore has no impact on its previously reported earnings expectations. The news release is being furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On June 23, 2014, the Company completed the redemption of all outstanding aggregate principal amount of the 2015 Notes (the “Redemption Date”).  The 2015 Notes were governed by that certain Indenture, dated as of September 14, 2005 (the “2005 Indenture”), between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as successor as trustee to J.P. Morgan Trust Company, National Association, as trustee. The 2015 Notes were redeemed at a price in an aggregate amount equal to $531,525,000, which was based on the remaining scheduled payments of principal thereof and a make whole premium for the early redemption of the 2015 Notes as determined in accordance with the indenture governing the 2015 Notes.  The Company also paid accrued and unpaid interest to the Redemption Date. The aggregate principal amount of the 2015 Notes redeemed was $500,000,000.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	News release of AmerisourceBergen Corporation, dated June 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmerisourceBergen Corporation

June 23, 2014	By:	/s/ Tim G. Guttman
Name: Tim G. Guttman
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release of AmerisourceBergen Corporation, dated June 23, 2014.